Filed Pursuant to Rule 424(b)(7)
Registration No. 333-208319

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated December 9, 2015

Prospectus supplement

(To Prospectus dated December 3, 2015)

17,542,410 shares

Restaurant Brands International Inc.

Common shares

The selling shareholder named in this prospectus supplement is offering up to 17,542,410 of our common shares. All of the common shares in this offering are being sold by the selling shareholder identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the common shares being sold by the selling shareholder.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “QSR.” On December 8, 2015, the last reported sale price of our common shares on the NYSE and the TSX was $35.15 per share and C$47.77 per share, respectively.

	Per share	Total

Public offering price	$	$

Underwriting discount(1)	$	$

Proceeds to selling shareholder	$	$

(1)	See “Underwriting” for additional compensation details.

Holdings L115 LP (the “selling shareholder”), an affiliate of 3G Capital Partners LP, has delivered a notice to exchange 17,542,410 of its Class B exchangeable limited partnership units (the “Partnership exchangeable units”) of our majority-owned operating partnership, Restaurant Brands International Limited Partnership (the “Partnership”), for the 17,542,410 common shares being offered hereby. This notice has become irrevocable and binding upon the selling shareholder and us. Upon settlement of the exchange on December 14, 2015, we will deliver such shares to the selling shareholder and such shares are being offered by the selling shareholder in this offering.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus to read about risks that you should consider before buying our common shares. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

Delivery of the common shares is expected to be made on or about                 , 2015.

Morgan Stanley

                , 2015.

Prospectus supplement

Prospectus

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About this prospectus supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, the selling shareholder nor the underwriter has authorized anyone to provide you with information that is different. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell or solicitation of an offer to buy common shares in any circumstances under which the offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus supplement, the accompanying prospectus or any information we have incorporated by reference is accurate as of any date other than the date of the applicable document.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”), using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common shares. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption “Where You Can Find More Information; Incorporation by Reference.” This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities specifically offered by it and only under circumstances and in jurisdictions where it is lawful to do so.

Except where the context otherwise requires or where otherwise indicated, “RBI,” “we,” “us,” and “our” refer to Restaurant Brands International Inc. and its consolidated subsidiaries as a combined entity.

Disclosure regarding forward-looking statements

Certain information contained in this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference, including information regarding future financial performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “could,” “would,” “target,” “potential” and other similar expressions and include, without limitation, statements regarding our expectations or beliefs regarding (i) the benefits of our fully franchised business model; (ii) the domestic and international growth opportunities for the Tim Hortons® and Burger King® brands, both in existing and new markets and our ability to accelerate international development through joint venture structures and master franchise and development agreements; (iii) the anticipated benefits that we will recognize from restructuring activities following the consummation of the series of transactions (the “Transactions”) resulting in RBI indirectly acquiring Tim Hortons and Burger King Worldwide; (iv) our future financial obligations, including

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annual debt service requirements, capital expenditures and cash distributions required under our partnership agreement, and our ability to meet such obligations, (v) our exposure to changes in interest rates and foreign currency exchange rates and the impact of changes in interest rates and foreign currency exchange rates on the amount of our interest payments, future earnings and cash flows, (vi) our belief and estimates regarding accounting and tax matters, and (vii) our future financial and operational results.

These forward looking statements represent management’s expectations as of the date hereof. These forward-looking statements are based on certain assumptions and analyses made by RBI in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, among other things, risks related to: (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our restaurant ownership mix; (4) the effectiveness of our marketing and advertising programs and franchisee support of these programs; (5) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (6) our ability to successfully implement our domestic and international growth strategy and risks related to our international operations; (7) our reliance on master franchisees and subfranchisees to accelerate restaurant growth; (8) the ability of our credit facilities’ and derivatives’ counterparties to fulfill their commitments and/or obligations; (9) our ability to successfully apply the zero-based budgeting model to Tim Hortons’ operations and to achieve the anticipated synergies through shared services; and (10) the restructuring activities that we have and will continue to implement in connection with the Transactions.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Item 1A—Risk Factors” of our 2014 Form 10-K, as well as other materials that we from time to time file with, or furnish to, the Commission or file with Canadian securities regulatory authorities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus supplement or the accompanying prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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Market and industry data

Some of the market and industry data contained and incorporated by reference in this prospectus supplement and the accompanying prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and our beliefs and estimates based on such data, may not be reliable.

Trademarks, service marks and copyrights

Burger King Worldwide owns or has rights to trademarks, logos, service marks or trade names that it uses in connection with the operation of its business, including but not limited to Burger King® and BK®. The TDL Group Corp. owns rights to trademarks, logos, service marks or trade names that it uses in connection with the operation of its business, including, but not limited to Tim Hortons®, Timbits® and Tim Card®. Other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement and the accompanying prospectus may be listed without the TM, SM, ® and © symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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Summary

This summary highlights the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement, the accompanying prospectus, the “Risk Factors” beginning on page S-4 of this prospectus supplement and the information incorporated by reference herein, before making an investment decision.

Our company

We are one of the world’s largest quick service restaurant (“QSR”) companies with over 19,000 restaurants in approximately 100 countries and U.S. territories as of September 30, 2015 and over 110 years of combined brand heritage. Our Tim Hortons® and Burger King® brands have similar franchised business models with complementary daypart mixes. Our two iconic brands are managed independently while benefitting from global scale and sharing of best practices.

Our principal executive offices are located at 226 Wyecroft Road, Oakville, Ontario, Canada L6K 3X7 and our telephone number is (905) 845-6511. We are a Canadian corporation originally formed on August 25, 2014 to serve as the indirect holding company for Tim Hortons Inc. (now The TDL Group Corp.) and its consolidated subsidiaries (“Tim Hortons”) and Burger King Worldwide, Inc. and its consolidated subsidiaries (“Burger King Worldwide”).

Our Burger King® Brand

Founded in 1954, the Burger King® brand is the world’s second largest fast food hamburger restaurant (FFHR) chain as measured by total number of restaurants. As of September 30, 2015, we owned or franchised a total of 14,669 Burger King restaurants in approximately 100 countries and U.S. territories worldwide. Approximately 100% of these restaurants are franchised.

Burger King restaurants are quick service restaurants that feature flame-grilled hamburgers, chicken and other specialty sandwiches, french fries, soft drinks and other affordably-priced food items. Burger King restaurants appeal to a broad spectrum of consumers, with multiple dayparts and product platforms appealing to different customer groups. During its 60 years of operating history, the Burger King® brand has developed a scalable and cost-efficient QSR hamburger restaurant model that offers guests fast and delicious food.

Our Tim Hortons® Brand

Founded in 1964, the Tim Hortons® brand is one of the largest restaurant chains in North America and the largest in Canada. As of September 30, 2015, we owned or franchised a total of 4,845 Tim Hortons restaurants, located in Canada, the United States and the Gulf Cooperation Council or GCC states of United Arab Emirates, Qatar, Kuwait, Oman and Saudi Arabia. Approximately 100% of these restaurants are franchised.

Tim Hortons restaurants are quick service restaurants with a menu that includes premium blend coffee, tea, espresso-based hot and cold specialty drinks, fresh baked goods, including donuts, Timbits, bagels, muffins, cookies and pastries, grilled paninis, classic sandwiches, wraps, soups and more.

Recent developments

Pursuant to the terms of the partnership agreement governing the Partnership (the “partnership agreement”), holders of the Partnership exchangeable units have the right, commencing on December 12, 2015, to exchange Partnership exchangeable units for, at our option, either common shares or cash. As of December 3, 2015, we had received exchange notices representing 30.8 million Partnership exchangeable units, including exchange notices in respect of 25.7 million Partnership exchangeable units held by funds affiliated with 3G Capital Partners LP (“3G” and the funds that hold the Partnership exchangeable units are referred to as the “3G Funds”). The Partnership exchangeable units represented by the exchange notices received from the 3G Funds represent approximately 10.5% of the 3G Funds’ current holdings in RBI, or 5.5% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders) and do not include any Partnership exchangeable units owned directly or indirectly by the partners of 3G. Pursuant to the terms of the partnership agreement, the Partnership will satisfy the above-mentioned exchange notices by repurchasing 8.15 million Partnership exchangeable units held by the 3G Funds for approximately $300 million in excess cash and exchanging 22.7 million Partnership exchangeable units held by the 3G Funds and other holders for the same number of newly issued common shares of RBI. Settlement of the 22.5 million exchange notices, in cash or common shares, received as of November 30, 2015 is scheduled to occur on December 14, 2015. The repurchase of Partnership exchangeable units for cash will be based on the 20-day volume weighted average price of our common shares traded on the NYSE in U.S. dollars in accordance with the terms of the partnership agreement. After settlement of the exchange notices on December 14, 2015 and sale of the common shares offered hereby, the 3G Funds will hold approximately 47.5% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders), which represents approximately 43.2% of the voting power in RBI.

The offering

The summary below describes the principal terms of this offering. See “The Securities—Description of RBI Share Capital” in the accompanying prospectus for a more detailed description of the common shares.

Common shares offered by the selling shareholder	17,542,410 common shares.

Outstanding common shares	As of December 8, 2015, we had 202,520,732 common shares issued and outstanding (or 467,562,515 assuming the exchange of all outstanding Partnership exchangeable units by all holders).

Use of proceeds	We will not receive any proceeds from the sale of our common shares by the selling shareholder. All of the common shares offered by the selling shareholder pursuant to this prospectus supplement will be sold by the selling shareholder for its own account. We may, however, bear a portion of the expenses of the offering of common shares by the selling shareholder, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

Voting rights	Holders of our common shares are entitled to one vote per common share in all shareholder meetings. See “The Securities—Description of RBI Share Capital” section in the accompanying prospectus for information regarding the voting rights of our Class A Preferred Shares and the Partnership exchangeable units.

Dividend policy	We declared a cash dividend on our common shares and each Partnership exchangeable unit of $0.10, $0.12 and $0.13 per share for each of the first, second and third quarters of the fiscal year ended December 31, 2015. The amount of dividends, if any, that we pay to our shareholders is determined by our board of directors, at its discretion, and is dependent upon a number of factors, including results of operations, financial condition, contractual restrictions, including the terms of our preferred shares and agreements governing our debt and any future indebtedness we may incur, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We cannot guarantee the amount of dividends paid in the future, if any.

Listing	Our common shares are listed for trading on the NYSE and the TSX under the symbol “QSR.”

Risk factors	Investing in our common shares involves substantial risks. See “Risk Factors” on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of certain of the risks you should consider before investing in our common shares.

Risk factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in RBI described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Form 10-K”) incorporated by reference into this prospectus supplement and in the section entitled “Risk Factors” in the accompanying prospectus, in each case, as supplemented and modified by the below. The risks and uncertainties described in these risk factors are not the only ones facing RBI. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks related to our common shares and this offering

The 3G Funds hold significant voting power in RBI, and its interests may conflict with or differ from the interests of the other shareholders.

Upon settlement of the exchange notices and the sale of the shares offered hereby, the 3G Funds will hold approximately 43% of the voting power in RBI. So long as the 3G Funds continue to directly or indirectly own a significant amount of the voting power of RBI, they will continue to be able to strongly influence or effectively control the business decisions of RBI. 3G and the 3G Funds may have interests that are different from those of the other shareholders of RBI, and may exercise their voting and other rights in a manner that may be adverse to the interests of such shareholders.

In addition, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquiror from attempting to obtain control of RBI, which could cause the market price of our common shares to decline or prevent our shareholders from realizing a premium over the market price for their common shares or Partnership exchangeable units.

3G is in the business of making investments in companies and may from time to time in the future acquire or develop controlling interests in businesses engaged in the QSR industry that complement or directly or indirectly compete with certain portions of our business. In addition, 3G may pursue acquisitions or opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

Our stock price may be volatile or may decline regardless of our operating performance.

The market price of our common shares may fluctuate materially from time to time in response to a number of factors, many of which we cannot control, including those described under “Risk Factors—Risks Related to our Business” in our 2014 Form 10-K incorporated by reference into this prospectus supplement. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may materially harm the market price of our common shares, regardless of our operating performance. In addition, our share price may be dependent upon the valuations and recommendations of the analysts who cover our business, and if our results do not meet the analysts’ forecasts and expectations, our share price could decline as a result of analysts lowering their valuations and recommendations or otherwise. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Future sales of our common shares in the public market could cause volatility in the price of our common shares or cause the share price to fall.

The common shares being sold in this offering are part of the 22.7 million new shares that we are required to issue in satisfaction of Partnership exchangeable units for which we have currently received exchange notices. There are also an additional 234.4 million Partnership exchangeable units which became exchangeable, on a 1:1 basis, for our common shares commencing on December 12, 2015. The increase of common shares eligible to be traded on the NYSE or the TSX arising from the exchange of the Partnership exchangeable units by the selling shareholder, the sale of common shares received by other holders of Partnership exchangeable units upon exchange or the anticipation thereof could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares, and could impair our ability to raise capital through the sale of additional equity securities.

Certain holders of our common shares may require us to register their shares for resale under the United States federal and Canadian securities laws under the terms of certain separate registration rights agreements between us and the holders of these securities. Registration of those shares would allow the holders thereof to immediately resell their shares in the public market. Any such sales, or anticipation thereof, could cause the market price of our common shares to decline.

In addition, we have registered common shares that are reserved for issuance under our incentive plans.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce the influence of our shareholders over matters on which our shareholders vote.

Our board of directors has the authority, without action or vote of our shareholders, to issue an unlimited number of common shares. For example, we may issue our securities in connection with investments and acquisitions. The number of common shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding common shares and could materially dilute the ownership of our shareholders. Issuances of common shares would reduce the influence of our common shareholders over matters on which our shareholders vote.

There is no assurance that we will pay any cash dividends on our common shares in the future.

Although our board of directors declared a cash dividend on our common shares for each of the first, second and third quarters of 2015, any future dividends on our common shares will be determined at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, including the terms of our preferred shares and agreements governing our debt and any future indebtedness we may incur, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Realization of a gain on an investment in our common shares and in Partnership exchangeable units will depend on the appreciation of the price of our common shares and Partnership exchangeable units, which may never occur.

We may be treated as a U.S. corporation for U.S. federal income tax purposes.

As a Canadian corporation, RBI generally would be classified as a non-U.S. corporation (and, therefore, non-U.S. tax resident) under general rules of U.S. federal income taxation. Section 7874 of the Internal Revenue Code of 1986, as amended, however, contains rules that result in a non-U.S. corporation being taxed as a U.S. corporation for U.S. federal income tax purposes, unless certain tests regarding ownership of such entities (as relevant here, ownership by former Burger King Worldwide stockholders) or level of business activities (as relevant here, business activities in Canada by RBI and its affiliates) were satisfied at the time of the Transactions.

Based on the terms of the Transactions and the level of business activities of RBI and its affiliates, including Partnership at such time, we believe that one or both such tests was satisfied. However, if it were determined that such tests were not satisfied, and that RBI should be taxed as a U.S. corporation for U.S. federal income tax purposes, RBI could be liable for substantial additional U.S. federal income tax, and the payments of dividends on our common shares would generally be subject to U.S. federal withholding taxes (including under the Foreign Account Tax Compliance Act) retroactive to the issue date.

Use of proceeds

We will not receive any proceeds from the sale of our common shares by the selling shareholder. All of the common shares offered by the selling shareholder pursuant to this prospectus supplement will be sold by the selling shareholder for its own account. We may, however, bear a portion of the expenses of the offering of common shares by the selling shareholder, except that the selling shareholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

Market price of our common shares

Our common shares are traded and quoted on the NYSE and the TSX under the symbol “QSR.”

The following table sets forth the high and low per share sales prices for our common shares on the NYSE and TSX for the periods indicated since December 12, 2014, the date of the initial listing of our common shares on the NYSE and TSX, respectively.

	NYSE (US$)		TSX (C$)
Year	High	Low	High	Low

2014:
December 12 to December 31	$42.98	$34.86	$49.99	$34.02

2015:
First Quarter	$45.71	$37.11	$57.11	$43.77
Second Quarter	$43.26	$36.97	$52.25	$45.39
Third Quarter	$44.60	$34.61	$58.83	$46.47
Fourth Quarter (October 1 to December 8)	$41.33	$34.19	$54.35	$45.14

On December 8, 2015, the last reported sale price of our common shares on the NYSE was $35.15 and on the TSX was C$47.77.

The selling shareholder

Partnership exchangeable units

On December 14, 2014, in connection with the transactions that resulted in RBI indirectly acquiring Tim Hortons and Burger King Worldwide, shareholders of Burger King Worldwide had the ability to elect to receive Partnership exchangeable units in the Partnership in lieu of common shares of RBI. Holders of the Partnership exchangeable units have the right, commencing on December 12, 2015, to exchange Partnership exchangeable units for, at our option, either common shares or cash. For more information about the Partnership exchangeable units, see “The Securities—The Partnership—The Partnership Exchangeable Units” in the accompanying prospectus.

As of December 3, 2015, we had received exchange notices representing 30.8 million Partnership exchangeable units, including exchange notices in respect of 25.7 million Partnership exchangeable units held by the 3G Funds. The Partnership exchangeable units represented by the exchange notices received from the 3G Funds represent approximately 10.5% of 3G Funds’ current holdings in RBI, or 5.5% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders) and do not include any Partnership exchangeable unit owned directly or indirectly by the partners of 3G.

Pursuant to the terms of the partnership agreement, the Partnership will satisfy the above-mentioned exchange notices by repurchasing 8.15 million Partnership exchangeable units held by the 3G Funds for approximately $300 million in excess cash and exchanging 22.7 million Partnership exchangeable units held by the 3G Funds and other holders for the same number of newly issued common shares of RBI. Settlement of the 22.5 million exchange notices, in cash or common shares, received as of November 30, 2015 is scheduled to occur on December 14, 2015. The repurchase of Partnership exchangeable units for cash will be based on the 20-day volume weighted average price of our common shares traded on the NYSE in U.S. dollars in accordance with the terms of the partnership agreement. After settlement of the exchange notices on December 14, 2015 and sale of the common shares offered hereby, the 3G Funds will hold approximately 47.5% of RBI’s common shares (assuming the exchange of all outstanding Partnership exchangeable units by all holders) which represents approximately 43.2% of the voting power in RBI.

Registration rights

The common shares covered by this prospectus supplement are being registered pursuant to provisions of a registration rights agreement between us and an affiliate of the selling shareholder. We have agreed, subject to certain customary exceptions, to maintain the effectiveness of the registration statement, which includes this prospectus supplement and the accompanying prospectus, until the registrable securities covered by the registration rights agreement are sold and to pay certain expenses related to the offering. For more information regarding the registration rights agreement, see “The Securities—Registration Rights” in the accompanying prospectus.

Ownership of selling shareholder

The following table sets forth information about the beneficial ownership of our common shares by the selling shareholder as of December 4, 2015 and upon sale of the common shares offered hereby. Amounts in this prospectus supplement have been calculated reflecting the December 14, 2015 exchange notice settlement as discussed above, specifically the exchange of 22,540,332 Partnership exchangeable units for RBI common shares, including the 17,542,410 common shares offered hereby, and the repurchase of 8,150,003 Partnership exchangeable units for cash. The number and percentage of shares beneficially owned by the selling shareholder after this offering assumes the sale of all common shares offered hereby. Information in the table below with respect to beneficial ownership has been furnished by the selling shareholder.

Selling shareholder	Number of common shares beneficially owned prior to offering(1)	% of common shares beneficially owned prior to offering(2)	% of total voting power prior to offering(3)	Number of shares offered hereby	Number of common shares beneficially owned after offering	% of common shares beneficially owned after offering(4)	% of total voting power after offering(3)
3G Funds(1)	235,708,912	51.3%	46.6%	17,542,410	218,166,502	47.5%	43.2%

(1)	Includes (i) 17,542,410 common shares that will be delivered by us to Holdings L115 LP (“Holdings 1”), the entity selling the common shares in this offering, on December 14, 2015 in connection with the exchange of Partnership exchangeable units and (ii) 218,166,502 Partnership exchangeable units held by 3G Restaurant Brands Holdings LP, a Cayman Islands exempted company (“3G RBH”) that are exchangeable for common shares or cash, at our election, at any time after December 12, 2015. Excludes 8,150,003 Partnership exchangeable units that will be repurchased by us from Holdings L215 LP (“Holdings 2”), on December 14, 2015 pursuant to the terms of the partnership agreement. 3G Restaurant Brands Holdings General Partner Ltd., a Cayman Islands exempted company (“3G RBH GP”), is the general partner of Holdings 1, Holdings 2 and 3G RBH, which are collectively referred to in this prospectus supplement as the “3G Funds.” 3G RBH GP disclaims beneficial ownership of the securities held by Holdings 1, Holdings 2 and 3G RBH except to the extent of its pecuniary interest therein.

(2)	Calculated assuming the exchange of all outstanding Partnership exchangeable units by all holders. If calculated assuming only the exchange of the Partnership exchangeable units held by 3G RBH, the 3G Funds would beneficially own 53.2% of the common shares.

(3)	Based on (i) 225,061,064 common shares outstanding (as adjusted to reflect the exchange of 22,540,332 Partnership exchangeable units for RBI common shares and the repurchase of 8,150,003 Partnership exchangeable units for cash), (ii) 234,351,996 Partnership exchangeable units outstanding and (iii) 68,530,939 preferred shares outstanding, each as of December 4, 2015. The holder of the preferred shares has agreed to vote the number of preferred shares over which it holds voting power in excess of 10% of the total votes attached to all voting shares of RBI in proportion to the vote of the holders of the voting shares voting on such matters. The percentage of “Total Voting Power” is calculated (i) assuming that the holders of all of the Partnership exchangeable units properly provide voting instructions and (ii) reflecting the carve-back of voting rights imposed on the preferred shares.

(4)	Calculated assuming the exchange of all outstanding Partnership exchangeable units by all holders. If calculated assuming only the exchange of the Partnership exchangeable units held by 3G RBH, the 3G Funds would beneficially own 49.2% of the common shares.

Material relationship

Daniel Schwartz, our Chief Executive Officer and a director on our board, and directors Alexandre Behring, Carlos Alberto Sicupira and Roberto Moses Thompson Motta are directors of 3G Capital Partners LP, an entity affiliated with the selling shareholder.

Certain U.S. federal income tax considerations to U.S. holders

The following discussion is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares to a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations relevant to a U.S. Holder. This discussion is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a U.S. Holder in light of such holder’s particular circumstances or to U.S. Holders subject to special rules under the U.S. federal income tax laws, including:

•	banks, other financial institutions, or insurance companies;

•	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	persons who hold shares as part of a straddle, synthetic security, hedge or other integrated transaction, conversion transaction or other integrated investment;

•	persons who have been, but are no longer, citizens or residents of the United States or former long-term residents of the United States;

•	controlled foreign corporations or passive foreign investment companies;

•	persons holding shares through a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), S corporation, or other fiscally transparent entity;

•	dealers or traders in securities, commodities or currencies;

•	U.S. persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts;

•	persons who received shares through the exercise of incentive options or through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan; or

•	persons who own (directly or constructively) 10 percent or more of our voting shares.

In addition, this discussion is limited to U.S. Holders who hold our common shares as capital assets for U.S. federal income tax purposes, and does not address the U.S. federal alternative minimum tax, any U.S. federal taxes other than the U.S. federal income taxes (such as estate and gift taxes), or any U.S. state, local, or non-U.S. tax considerations.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations, and judicial and administrative interpretations thereof, each as in effect and available on the date of this prospectus supplement. Each of the foregoing is subject to change, potentially with retroactive effect, and any such change could affect the U.S. federal income tax considerations described below.

In general

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if either (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable Treasury regulations.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our common shares should consult its tax advisor with regard to the U.S. federal income tax treatment of the purchase, ownership and disposition of our common shares.

Each prospective purchaser of our common shares should consult its tax advisor concerning the tax consequences of an investment in our common shares in light of its particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws.

Characterization of the company for U.S. federal income tax purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Section 7874 of the Code, and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a corporation that is not organized or incorporated in the United States to be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex, and income cases, there is limited guidance as to their application. We believe we should not be treated as a U.S. corporation for U.S. federal income tax purposes. However, as discussed above under “Risk Factors—Risks Related to our Common Shares and this Offering—RBI may be treated as a U.S. corporation for U.S. federal income tax purposes,” there could be a change in law or subsequent change in facts that could (possibly retroactively) cause us to be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that we will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, but there can be no assurances in this regard. Holders are urged to consult their tax advisors regarding the potential application of Section 7874 of the Code to us and the consequences thereof.

Taxation of distributions

Subject to the discussion under “—Passive Foreign Investment Company Status” below, the gross amount of any distribution made by us with respect to our common shares (including any amounts withheld in respect of Canadian withholding taxes), will be taxable to U.S. Holders as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such amount (including any Canadian taxes withheld) will be included in a U.S. Holder’s gross income as ordinary income on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction allowed to corporations. To the extent that the amount of any distribution exceeds our earnings and profits, the distribution will first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. Holder’s common shares), and thereafter will be taxed as capital gain recognized on a taxable disposition.

Subject to the discussion under “—Passive Foreign Investment Company Status” below, as long as our common shares are traded on the NYSE (or certain other exchanges including the TSX) and/or we qualify for benefits under the U.S.-Canada Tax Treaty, dividends received by individuals and other non-corporate U.S. Holders will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders hold the common shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other requirements. U.S. Holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances.

The amount of any dividend paid in a foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, U.S. holders generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. However, a U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The foreign currency gain or loss will be equal to the difference, if any, between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the foreign currency into U.S. dollars. Generally, any such gain or loss will be treated as ordinary income or loss and will generally be treated as U.S. source income. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of foreign currency gain or loss on any foreign currency received that is converted into U.S. dollars on a date subsequent to the date of receipt.

A dividend distribution will generally be treated as foreign source “passive” income for U.S. foreign tax credit purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Sale or other disposition of common shares

Subject to the discussion under “—Passive Foreign Investment Company Status” below, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon a sale or other disposition of its common shares in an amount equal to the difference, if any, between the amount realized from such sale or disposition and the U.S. Holder’s adjusted tax basis in such common shares. Such gain or loss will be capital gain or loss and will be long term capital gain or loss if our common shares have been held for more than one year. Long term capital gain recognized by individuals and other non-corporate U.S. Holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If a Canadian tax is imposed on the sale or other disposition of our common shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds before deduction of the Canadian tax. Because a U.S. Holder’s gain from the sale or other disposition of common shares will generally be U.S. source gain, a U.S. Holder generally will be unable to claim a credit against its U.S. federal tax liability for any Canadian tax on any such gains. In lieu of claiming a foreign tax credit, a U.S. Holder may elect to deduct foreign taxes, including Canadian taxes, if any, in computing taxable income, subject to generally applicable limitations under U.S. federal income tax law (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Medicare tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. Holder that is an individual, estate or trust is encouraged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common shares.

Passive foreign investment company status

Certain adverse tax consequences could apply to a U.S. Holder if we are treated as a passive foreign investment company, or PFIC, for any taxable year during which the U.S. Holder holds our common shares. A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Based on current income, assets and activities, we believe that we are not a PFIC for the current taxable year, and that we will not become a PFIC for the foreseeable future. However, the determination of whether we are or will be a PFIC must be made annually as of the close of each taxable year. Because PFIC status depends upon the composition of our income and assets and the market value of our common shares and our assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year, or that the U.S. Internal Revenue Service (the “IRS”) or a court will agree with our determination.

If we were to be treated as a PFIC, U.S. Holders of our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares, and certain distributions received on such shares. In addition, dividends received with respect to our common shares would not constitute qualified dividend income eligible for preferential tax rates if we are treated as a PFIC for the taxable year of the distribution or for the preceding taxable year. Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. We do not expect to provide U.S. Holders with the information that is necessary to make a qualified electing fund election. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in our common shares.

Foreign asset reporting

Certain U.S. Holders may be required to submit to the IRS certain information with respect to their beneficial ownership of our common shares, if such common shares are not held on their behalf by a financial institution. Substantial penalties may be imposed on a U.S. Holder if such U.S. Holder is required to submit such information to the IRS and fails to do so.

FATCA

Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on certain U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to “withholdable payments.” For this purpose, “withholdable payments” include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the gross proceeds from the sale or any equity of U.S. issuers (including entities treated as U.S. corporations for U.S. Federal income tax purposes). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). With respect to gross proceeds from the sale of equity, final Treasury regulations and IRS guidance defer this withholding obligation until January 1, 2019.

Information reporting and backup withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares, may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Certain canadian income tax considerations

The following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires as beneficial owner common shares pursuant to this offering and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada under the Tax Act or any applicable income tax convention; (2) does not use or hold the common shares in a business carried on in Canada; (3) deals at arm’s length with RBI, the underwriter and the selling shareholder; (4) is not affiliated with RBI, the underwriter or the selling shareholder; (5) holds the common shares as capital property (a “Holder”); and (6) is not an “authorized foreign bank” or a “registered non-resident insurer”, as such terms are defined in the Tax Act (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere. Generally, the common shares will be capital property to a Holder provided the Holder does not acquire or hold those common shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act and the Canadian-United States Tax Convention (1980), as amended (the “Convention”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of common shares should consult their own tax advisors having regard to their own particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Non-Resident Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Dividends

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention. For example, under the Convention, where dividends on the common shares are considered to be paid to or derived by a Non-Resident Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of the provisions of the Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%. Not all persons who are residents of the U.S. for purposes of the Convention will qualify for the benefits of the Convention. A Non-Resident Holder who is a resident of the U.S. is advised to consult its tax advisor in this regard.

Dispositions

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, the common shares will not constitute taxable Canadian property to a Non-Resident Holder at any time provided that the common shares are listed at that time on a designated stock exchange for purposes of the Tax Act (which includes the TSX), unless at any particular time during the immediately preceding 60-month period (1) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal with at arm’s length, partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with all such persons and partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of RBI and (2) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing (i) through (iv) whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares could be deemed to be taxable Canadian property. Non-Resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

Underwriting

Morgan Stanley & Co. LLC is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us, the selling shareholder and the underwriter, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholder 17,542,410 shares of our common shares.

We and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The following table shows the per share and total underwriting discounts and commissions the selling shareholder will pay to the underwriter:

Paid by the selling shareholder
Per share	$
Total	$

We estimate that the total expenses of this offering, excluding discounts and commissions, will be approximately $750,000.

We have agreed that, subject to the exceptions below, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our common shares or any other securities convertible into or exercisable or exchangeable for our common shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares (regardless of whether any such transactions described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise), or (iii) file any registration statement or prospectus supplement to a registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares for our account (other than on Form S-8), in each case without the prior written consent of the underwriter, for a period of 60 days after the date of this prospectus supplement (the “RBI Restricted Period”); provided that these restrictions shall not apply to (A) the common shares offered hereby, (B) common shares to be issued in connection with the transactions described herein, (C) common shares issuable upon exchange of class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership, (D) any common shares of RBI issued upon the exercise or vesting of equity awards granted under company stock plans, (E) common shares or any securities convertible into or exercisable or exchangeable for common shares pursuant to company stock plans, (F) the filing of a registration statement on Form S-8 or a successor form thereto, (G) the entry into an agreement providing for the issuance of common shares or any securities convertible into or exercisable or exchangeable for common shares, in connection with (i) the acquisition by RBI or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by RBI in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of common shares issued or issuable pursuant to this clause (G) does not exceed 10% of the number of common shares outstanding immediately after the consummation of this offering and prior to such issuance each recipient of any such securities shall execute and deliver to Morgan Stanley & Co. LLC a customary “lock-up” agreement, (H) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that

(i) such plan does not provide for the transfer of common shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of RBI regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Restricted Period and (F) effect a registration statement pursuant to a demand under any Registration Rights Agreement in existence as of the date hereof.

In addition, the selling shareholder and each of our directors and executive officers as of the date of this prospectus supplement have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which, for a period of 60 days after the date of this prospectus supplement, each of these persons or entities, subject to the exceptions below, may not, without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, or any securities convertible into or exercisable or exchangeable for our common shares, beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by such person or entity or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares (regardless of whether any of these transactions described in clause (i) or (ii) above are to be settled by the delivery of common shares or such other securities, in cash or otherwise) or (iii) make any demand for or exercise any right with respect to the registration of any shares of our common shares or any security convertible into or exercisable for our common shares (the “Restricted Period”), in each case other than the sale, exchange or other transfer of any of our common shares: (A) pursuant to this offering, (B) as a bona fide gift or gifts, (C) as a distribution to partners, members, affiliates, shareholders or stockholders of the signatory, (D) by will or intestacy, (E) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the signatory or the immediate family of the signatory (“immediate family” meaning any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) to any immediate family member or other dependent, (G) to any of the signatory’s affiliates, (H) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) pursuant to an order of a court or regulatory agency including pursuant to a qualified domestic order or in connection with a divorce settlement, (J) from an executive officer to RBI upon death, disability or termination of employment, in each case, of such executive officer, or (K) in connection with transactions by any person other than RBI relating to common shares or other securities acquired in open market transactions after the completion of the this offering; provided that in the case of this clause (K), no public filings under the Exchange Act, or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be required or voluntarily made during the Restricted Period; provided that: (1) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (J) above, (a) each donee, trustee, distributee or transferee, as the case may be, prior to such transfer or distribution agrees to be bound in writing by the restrictions set forth herein (and such writing shall be delivered to Morgan Stanley & Co. LLC simultaneously with such transfer or distribution and shall be in a form reasonably acceptable to Morgan Stanley & Co. LLC); and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and (2) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (J) above, (i) if any public filings under the Exchange Act or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be required during the Restricted Period such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (ii) no public filings under the Exchange Act or Canadian securities laws or other public announcement reporting a reduction in beneficial ownership of common shares shall be voluntarily made during the Restricted Period. In addition, the restrictions described in this paragraph shall not apply to (1) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Restricted Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in RBI periodic reports to the effect that RBI directors and officers may enter into such trading plans from time to time, (2) the exchange by the signatory of Restaurant Brands International Limited Partnership exchangeable units for common shares but any common shares resulting from such exchanges shall be subject to the requirements of this this paragraph or (3) the transfer of securities to RBI by directors upon resignation or the withholding of securities from issuance to directors upon resignation for purposes of satisfying any tax withholding obligation that arises in connection with the vesting or issuance of common shares, restricted shares, or performance shares by RBI.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described in the immediately two preceding paragraphs in whole or in part at any time.

Our common shares are listed on the NYSE and on the TSX under the symbol “QSR.”

The underwriter may sell shares to employees, directors and other persons associated with 3G Capital who have expressed an interest in purchasing shares in the offering at the direction of 3G Capital.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriter of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. The underwriter may close out any covered short position by purchasing common shares in the open market.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

We have filed a prospectus supplement with the applicable Canadian securities regulatory authorities to qualify the sale of up to 17,542,410 common shares held by the selling shareholder concurrently with this offering. Accordingly, other than in the United States and Canada, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, and one or more of the underwriters may distribute this prospectus supplement and the accompanying prospectus electronically. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that make Internet distributions on the same basis as other allocations.

European economic area

In relation to each member state of the European Economic Area, no offer of securities which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for RBI or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of securities is made or who receives any communication in respect of any offer of common shares, or who initially acquires any securities will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and RBI that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where common shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Directive as having been made to such persons. RBI, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of securities in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for RBI or any of the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither RBI nor the underwriter has authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for RBI or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under

Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with

Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in the Dubai international financial centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Other relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Specifically, an affiliate of the underwriter is currently a lender under our senior secured credit facility.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of RBI. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may, at any time, hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, FL with respect to matters of U.S. law and by Torys LLP with respect to matters of Canadian law. Certain legal matters relating to the selling shareholder will be passed upon by Kirkland & Ellis LLP, New York, NY. The underwriter has been represented by Cahill Gordon & Reindel LLP, New York, NY with respect to matters of U.S. law and by Blake, Cassels & Graydon LLP with respect to matters of Canadian law.

Experts

The consolidated financial statements of Restaurant Brands International Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

KPMG’s report dated March 2, 2015, except as to Notes 1(b) and 25, which are as of December 3, 2015, with respect to the consolidated balance sheets of Restaurant Brands International Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, contains an explanatory paragraph that states that Note 1(b) to the consolidated financial statements has been retrospectively adjusted to reflect the updated fair value of net assets acquired related to RBI’s business combination and to reflect the change in presentation of debt issuance costs due to the adoption of ASU 2015-03. In addition, Note 25 has been retrospectively adjusted to reflect a change in RBI’s reportable segments.

KPMG’s report dated March 2, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states that Restaurant Brands International Inc. acquired Tim Hortons Inc. during 2014, and management excluded from its assessment of the effectiveness of RBI’s internal control over financial reporting as of December 31, 2014, Tim Hortons Inc.’s internal control over financial reporting associated with total assets of $14,485.3 million (which includes purchase accounting adjustments within the scope of the assessment) and total revenues of $142.1 million included in the consolidated financial statements of Restaurant Brands International Inc. and subsidiaries as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of Restaurant Brands International Inc. also excluded an evaluation of the internal control over financial reporting of Tim Hortons Inc.

The consolidated financial statements of Tim Hortons Inc. and its subsidiaries as of December 29, 2013 and December 30, 2012 and the related consolidated statements of operations, comprehensive income and cash flows for each of the years in the three-year period ended December 29, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 29, 2013, incorporated in this registration statement by reference to Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information; incorporation by reference

We file annual, quarterly and special reports with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the Commission will automatically modify, update and supersede this information.

We incorporate by reference into this prospectus supplement the documents listed below, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus supplement:

Commission filing (file no. 001-36786)	Period covered or date of filing

Annual Report on Form 10-K, except for Item 8 which is superseded by our Current Report on Form 8-K filed with the Commission on December 3, 2015	Year Ended December 31, 2014

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2015, June 30, 2015 and September 30, 2015

Current Reports on Form 8-K	December 12, 2014 (as amended by Form 8-K/A filed with the Commission on February 24, 2015 except for Exhibit 99.3 to the Form 8-K/A which has been superseded by the Form 8-K filed on December 8, 2015), May 15, 2015, May 19, 2015, May 26, 2015, June 19, 2015, September 29, 2015, December 3, 2015 and December 8, 2015 (which supersedes Item 99.3 of Form 8-K/A filed on February 24, 2015 and the Form 8-K filed on April 27, 2015 which were previously incorporated by reference)

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4, as amended (File No. 333-198769)

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended	After the date of this prospectus until the termination of the offering or the sale of all of the securities covered by this prospectus supplement has been completed

In addition, we incorporate by reference into this prospectus the Tim Hortons Annual Report on Form 10-K (File No. 001-32843) for the fiscal year ended December 29, 2013, filed with the Commission on February 25, 2014, as amended by the amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 29, 2013, filed with the Commission on March 21, 2014.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Restaurant Brands International, Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

Phone: (905) 845-6511

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at http://www.rbi.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

Prospectus

Restaurant Brands International Inc.

Common Shares

Debt Securities

Warrants

We may offer and sell from time to time the above securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common shares by any selling shareholders.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “QSR.”

We will make application to list any common shares sold pursuant to a supplement to this prospectus on the NYSE and the TSX. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the prospectus supplement will disclose the exchange or market.

Investing in our securities involves certain risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus and on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

The date of this prospectus is December 3, 2015

i

About this Prospectus

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may, in one or more offerings, sell any combination of securities described in this prospectus or other securities that we may subsequently add in a post-effective amendment to this registration statement, and selling shareholders to be named in a prospectus supplement may, in one or more offerings, sell common shares. This prospectus provides you with a general description of the securities we or our selling shareholders may offer. Each time we sell securities or our selling shareholders sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

When used in this prospectus and any prospectus supplement, the terms “RBI,” “we,” “our,” and “us” refer to Restaurant Brands International Inc. and its subsidiaries.

The Company

We are one of the world’s largest quick service restaurant (“QSR”) companies with over 19,000 restaurants in approximately 100 countries and U.S. territories as of September 30, 2015 and over 110 years of combined brand heritage. Our Tim Hortons® and Burger King® brands have similar franchised business models with complementary daypart mixes. Our two iconic brands are managed independently while benefitting from global scale and sharing of best practices.

Our principal executive offices are located at 226 Wyecroft Road, Oakville, Ontario, Canada L6K 3X7 and our telephone number is (905) 845-6511. We are a Canadian corporation originally formed on August 25, 2014 to serve as the indirect holding company for Tim Hortons Inc. and its consolidated subsidiaries (“Tim Hortons”) and Burger King Worldwide, Inc. and its consolidated subsidiaries (“Burger King Worldwide”).

Our Burger King® Brand

Founded in 1954, the Burger King® brand is the world’s second largest fast food hamburger restaurant (FFHR) chain as measured by total number of restaurants. As of September 30, 2015, we owned or franchised a total of 14,669 Burger King restaurants in approximately 100 countries and U.S. territories worldwide. Approximately 100% of these restaurants are franchised.

Burger King restaurants are quick service restaurants that feature flame-grilled hamburgers, chicken and other specialty sandwiches, french fries, soft drinks and other affordably-priced food items. Burger King restaurants appeal to a broad spectrum of consumers, with multiple dayparts and product platforms appealing to different customer groups. During its 60 years of operating history, the Burger King® brand has developed a scalable and cost-efficient QSR hamburger restaurant model that offers guests fast and delicious food.

Our Tim Hortons® Brand

Founded in 1964, the Tim Hortons® brand is one of the largest restaurant chains in North America and the largest in Canada. As of September 30, 2015, we owned or franchised a total of 4,845 Tim Hortons restaurants, located in Canada, the United States and the Gulf Cooperation Council or GCC states of United Arab Emirates, Qatar, Kuwait, Oman and Saudi Arabia. Approximately 100% of these restaurants are franchised.

Tim Hortons restaurants are quick service restaurants with a menu that includes premium blend coffee, tea, espresso-based hot and cold specialty drinks, fresh baked goods, including donuts, Timbits, bagels, muffins, cookies and pastries, grilled paninis, classic sandwiches, wraps, soups and more.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in RBI described in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, filed with the Commission and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of the risks applicable to the particular type of securities we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Disclosure Regarding Forward-Looking Statements

Certain information contained in this prospectus and in the documents that are incorporated by reference into this prospectus, including information regarding future financial performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws. We refer to all of these as forward-looking statements. Forward-looking statements are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “continue”, “will”, “may”, “could”, “would”, “target”, “potential” and other similar expressions and include, without limitation, statements regarding our expectations or beliefs regarding (i) the benefits of our fully franchised business model; (ii) the domestic and international growth opportunities for the Tim Hortons and Burger King brands, both in existing and new markets and our ability to accelerate international development through joint venture structures and master franchise and development agreements; (iii) the anticipated benefits that we will recognize from restructuring activities following the consummation of the series of transactions (the “Transactions”) resulting in RBI indirectly acquiring Tim Hortons and Burger King Worldwide; (iv) our future financial obligations, including annual debt service requirements, capital expenditures and cash distributions required under our partnership agreement, and our ability to meet such obligations, (v) our exposure to changes in interest rates and foreign currency exchange rates and the impact of changes in interest rates and foreign currency exchange rates on the amount of our interest payments, future earnings and cash flows, (vi) our belief and estimates regarding accounting and tax matters, and (vii) our future financial and operational results.

These forward looking statements represent management’s expectations as of the date hereof. These forward-looking statements are based on certain assumptions and analyses made by RBI in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, among other things, risks related to: (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our restaurant ownership mix; (4) the effectiveness of our marketing and advertising programs and franchisee support of these programs; (5) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (6) our ability to successfully implement our domestic and international growth strategy and risks related to our international operations; (7) our reliance on master franchisees and subfranchisees to accelerate restaurant growth; (8) the ability of our credit facilities’ and derivatives’ counterparties to fulfill their commitments and/or obligations; (9) our ability to successfully apply the zero-based budgeting model to Tim Hortons’ operations and to achieve the anticipated synergies through shared services; and (10) the restructuring activities that we have and will continue to implement in connection with the Transactions.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Item 1A - Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission and Canadian securities regulatory authorities on March 2, 2015, as well as other materials that we from time to time file with, or furnish to, the Commission or file with Canadian securities regulatory authorities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this report. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Selling Shareholders

We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the Commission. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

Ratio of Earnings to Fixed Charges

The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

							Transition Period
	Nine-Month Period Ended September 30, 2015	Twelve-Month Period Ended December 31,					October 19, 2010 to December 31, 2010		July 1, 2010 to October 18, 2010
		2014		2013	2012	2011				Fiscal 2010
Ratio of earnings to fixed charges	2.11	(a	)	2.38	1.59	1.41	(a	)	3.9	3.8

(a)	Earnings were insufficient to cover fixed charges for the twelve month period ended December 31, 2014 and for the period October 19, 2010 to December 31, 2010 by $243.9 million and $126.4 million, respectively.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of our securities sold by any selling shareholder.

The Securities

We may from time to time offer under this prospectus, separately or together:

•	common shares;

•	unsecured senior, senior subordinated or subordinated debt securities; and

•	warrants to purchase common shares and debt securities.

In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, our common shares.

Description of RBI Share Capital

As of November 30, 2015, our authorized share capital consists of (i) an unlimited number of common shares, (ii) one special voting share and (iii) 68,530,939 preferred shares designated as Class A 9.00% Cumulative Compounding Perpetual Preferred Shares (the “Class A Preferred Shares”).

As of November 30, 2015, our outstanding share capital consisted of (i) 202,520,732 common shares, (ii) the special voting share and (iii) 68,530,939 Class A Preferred Shares. All outstanding common shares and Class A Preferred Shares are validly issued, fully paid and non-assessable. No other shares of any class or series were issued and outstanding as of November 30, 2015. In addition, as of November 30, 2015, there were (1) 24,732,580 common shares issuable upon exercise of outstanding stock options or restricted stock units; (2) 9,685,574 common shares that are reserved for issuance upon exercise or vesting of awards that may be granted in the future under our 2014 Omnibus Incentive Plan; and (3) 265,041,783 common shares issuable upon exchange of Class B exchangeable limited partnership units of Partnership (as described in further detail below under the heading “The Partnership—The Partnership Exchangeable Units”). As of November 30, 2015, there were 32,178 record holders of our common shares.

The following is a summary of the material rights, privileges, restrictions and conditions that attach to our common shares, special voting share and Class A Preferred Shares.

RBI Common Shares

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the holders of our common shares are entitled to receive notice of and to attend all meetings of the shareholders of RBI and will vote together as a single class with the Class A Preferred Shares and the special voting share. The holders of our common shares are entitled to one vote per common share.

Dividend and Liquidation Entitlements

The holders of our common shares are entitled to receive dividends, as and when declared by our Board of Directors, in such amounts and in such form as our Board of Directors may from time to time determine, subject to the preferential rights of the Class A Preferred Shares and any other shares ranking prior to the common shares. All dividends declared on our common shares will be declared and paid in equal amounts per share. No dividends will be declared or paid on our common shares except as permitted by the terms of the Class A Preferred Shares. See “—Class A Preferred Shares—Dividend Entitlements” below.

In the event of the dissolution, liquidation or winding-up of RBI, the holders of our common shares shall be entitled to receive the remaining property and assets of RBI after satisfaction of all liabilities and obligations to creditors of RBI, after satisfaction of the Class A Preferred Share liquidation preference and subject to the preferential rights of any other shares ranking prior to our common shares.

Transfer Agent

The transfer agent and registrar for our common shares is Computershare Trust Company of Canada.

Special Voting Share

Notice of Meeting and Voting Rights

Except as otherwise provided by law, the special voting share shall entitle the holder thereof to vote on all matters submitted to a vote of the holders of our common shares at any shareholders meeting of RBI and to exercise the right to consent to any matter for which the written consent of the holders of our common shares is sought, and will, with respect to any shareholders meeting or written consent, vote together as a single class with our common shares and Class A Preferred Shares. The holder of the special voting share shall not be entitled to vote separately as a class on a proposal to amend our articles of incorporation to: (i) increase or decrease the maximum number of special voting shares that we are authorized to issue, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special voting share; or (ii) create a new class of shares equal or superior to the special voting share. The holder of the special voting share shall be entitled to attend all shareholder meetings of RBI which the holders of our common shares are entitled to attend, and shall be entitled to receive copies of all notices and other materials sent by us to holders of our common shares relating to such meetings and any consents sought from the holders of common shares.

The holder of the special voting share is entitled to that number of votes equal to the number of votes which would attach to the common shares receivable by the holders of Partnership exchangeable units upon the exchange of all Partnership exchangeable units outstanding from time to time (other than the Partnership exchangeable units held by us and our subsidiaries), determined as of the record date for the determination of shareholders entitled to vote on the applicable matter or, if no record date is established, the date such vote is taken. See “The Partnership Exchangeable Units—Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights With Respect to RBI” below.

Dividend and Liquidation Entitlements

The holder of the special voting share is not entitled to receive dividends and has no entitlements with respect to the property or assets of RBI in the event of the dissolution, liquidation or winding-up of RBI.

Redemption Right

At such time as there are no Partnership exchangeable units outstanding, the special voting share shall automatically be redeemed and cancelled for $1 to be paid to the holder thereof.

Class A Preferred Shares

Our articles of incorporation provides that the maximum number of Class A Preferred Shares that we are authorized to issue is limited to 68,530,939 shares, which is the number of Class A Preferred Shares issued to

National Indemnity Company (a wholly owned subsidiary of Berkshire Hathaway Inc. (“Berkshire”)) in connection with the Transactions pursuant to the securities purchase agreement. The original issue date (the “original issue date”) of these Class A Preferred Shares is December 12, 2014.

Dividend Entitlements

The holders of the Class A Preferred Shares are entitled to receive, as and when declared by our Board of Directors, cumulative cash dividends at an annual rate of 9% on the amount of the purchase price per preferred share, payable quarterly in arrears (“regular quarterly dividends”). Such dividends accrue daily on a cumulative basis, whether or not declared by our Board of Directors. If any such dividend or make-whole dividend (defined below) is not paid in full on the scheduled payment date or the required payment date, as applicable (the unpaid portion, “past due dividends”), additional cash dividends (“additional dividends”) shall accrue daily on a cumulative basis on past due dividends at an annual rate of 9%, compounded quarterly, whether or not such additional dividends are declared by our Board of Directors.

For each of our fiscal years during which any preferred shares are outstanding, beginning with the year that includes the third anniversary of the original issue date of such shares, in addition to the regular quarterly dividends, we are required to pay to the holder of the preferred shares an additional amount (a “make-whole dividend”). The amount of the make-whole dividend is determined by a formula designed to ensure that on an after tax basis the net amount of the dividends received by the holder on the preferred shares from the original issue date is the same as it would have been had we been a U.S. corporation. The make-whole dividend can be paid, at our option, in cash, common shares or a combination of both. If, however, the common shares issued to the holder would be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, such common shares must be covered by an effective registration statement permitting them to be freely tradable. In addition, any common shares so issued will be valued for purposes of the make-whole dividend at 97% of the average volume weighted average price (“VWAP”) of our common shares over the five consecutive trading days prior to the delivery of such shares. The make-whole dividends are payable no later than 75 days after the close of each fiscal year starting with the fiscal year that includes the third anniversary of the original issue date. The right to receive the make-whole dividends shall terminate if and at the time that 100% of the outstanding preferred shares are no longer held by Berkshire or any one of its subsidiaries; provided, however, that in the event of a redemption of preferred shares or a liquidation, dissolution or winding up of our affairs, a final make-whole dividend for the year of redemption or liquidation will be computed and paid with respect to all preferred shares subject to the redemption, and in the case of a liquidation, with respect to all preferred shares.

No dividend may be declared or paid on our common shares until a dividend is declared or paid on the Class A Preferred Shares. In addition, if holders of at least a majority of the outstanding preferred shares have delivered a notice to exercise their right to have us redeem the Class A Preferred Shares, no dividend may be declared or paid on our common shares (except that dividends declared on our common shares prior to the date of such delivery may be paid), unless on the date of such declaration or payment all Class A Preferred Shares subject to such notice have been redeemed in full.

Redemption

The Class A Preferred Shares may be redeemed at our option, in whole or in part, at any time on and after the third anniversary of their original issuance on the closing date of the Transactions. After the tenth anniversary of the original issue date, holders of not less than a majority of the outstanding Class A Preferred Shares may cause us to redeem the Class A Preferred Shares at a redemption price of 109.9% of the amount of the purchase price per Class A Preferred Share plus accrued and unpaid dividends and unpaid make-whole dividends. Holders of Class A Preferred Shares also hold a contingently exercisable option to cause us to redeem their preferred shares at the redemption price in the event of a change in control. In the event that a triggering event (as defined below) is announced, the holders of not less than a majority of the Class A Preferred Shares may require us, to the fullest extent permitted by law, to redeem all of the outstanding Class A Preferred Shares of such holders at a price equal to the redemption price for each redeemed share on the date of the consummation of the triggering event. For this purpose, a “triggering event” means the occurrence of one or more of the following: (i) the acquisition of RBI by another entity by means of a merger, amalgamation, arrangement, consolidation, reorganization or other transaction or series of related transactions if our shareholders constituted immediately prior to such transaction or series of related transactions hold less than 50% of the voting power of the surviving or acquiring entity; (ii) the closing of the transfer, in one transaction or a series of related transactions, to a person or entity (or a group of persons or entities) of our securities if, after such closing, our shareholders constituted immediately prior to such transaction or series of related transactions hold less than 50% of the voting power of RBI or its successor; or (iii) a sale, license or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of RBI. Once a Class A Preferred Share has been redeemed in full, it must be cancelled and may not be reissued.

Voting Rights

Except as otherwise provided by law, the holders of Class A Preferred Shares are entitled to (i) receive notice of and to attend all meetings of the shareholders of RBI that the holders of our common shares and the special voting share are entitled to attend, (ii) receive copies of all notices and other materials sent by us to our shareholders relating to such meetings, and (iii) vote at such meetings. At any such meeting, the holders of the Class A Preferred Shares are entitled to cast one vote for each Class A Preferred Share entitled to vote. In addition, Berkshire has agreed with us that (i) with respect to preferred shares representing 10% of the total votes attached to all RBI voting shares, Berkshire may vote such shares with respect to matters on which it votes as a class with all RBI voting shares, in any manner it wishes and (ii) with respect to preferred shares representing in excess of 10% of the total votes attached to all RBI voting shares, Berkshire will vote such shares with respect to matters on which it votes as a class with all RBI voting shares, in a manner proportionate to the manner in which the other holders of voting shares voted in respect of such matter. This voting agreement does not apply with respect to special approval matters.

Except as otherwise required by law or the special approval matters described in the next paragraph below, our common shares, the special voting share and the Class A Preferred Shares shall vote together as a single class.

So long as any Class A Preferred Shares are outstanding, the vote or consent of the holders of a majority of the outstanding Class A Preferred Shares, separately as a class, shall be necessary for effecting or validating any of the following matters (“special approval matters”):

•	Authorization, Creation or Issuance of Shares of RBI. Any amendment or alteration of the articles of incorporation of RBI to (i) authorize or create, or increase the authorized amount of, any shares of any class or series of shares of RBI, or the issuance of any shares of any class or series of shares of RBI, in each case, ranking senior to or equally with the Class A Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of RBI, or having or sharing any voting or consent rights with respect to any special approval matter or (ii) decrease the authorized amount of our common shares;

•	Authorization or Issuance of Additional Class A Preferred Shares or Certain Other Shares. The authorization or issuance of (or obligation to issue) (i) any Class A Preferred Shares in addition to the Class A Preferred Shares authorized and issued on the original issue date, (ii) any shares of any class or series of shares of RBI ranking equally with or senior to the Class A Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of RBI, or (iii) any shares of any class or series of shares of RBI that is not perpetual and has a term that ends on or before the eleventh anniversary of the original issue date, or provides for mandatory redemption thereof on any date on or before the eleventh anniversary of the original issue date, or provides for any right of the holder thereof to put such shares to us or otherwise cause or require us to purchase such shares on or before the eleventh anniversary of the original issue date, or that is convertible or exchangeable into any of the foregoing;

•	Amendments. Any amendment, alteration or repeal of any provision of the terms of the Class A Preferred Shares set out in the articles of incorporation of RBI or other amendment, alteration or repeal of the articles of incorporation or by-laws of RBI that affects or changes the rights, preferences, privileges or powers of the Class A Preferred Shares; and

•	Share Exchanges, Reclassifications, Mergers, Amalgamations and Consolidations. Any consummation of a share exchange or reclassification involving the Class A Preferred Shares, or of a merger, amalgamation, arrangement or consolidation of RBI with another corporation or other entity, unless as a result thereof (x) the Class A Preferred Shares remain outstanding or are converted into or exchanged for preference securities of the surviving entity with rights, preferences, privileges and powers substantially identical to those of the Class A Preferred Shares, and (y) there is no other class or series of equity outstanding that would not be permitted to be issued and outstanding as described under “—Ranking” below or the issuance of which would be a special approval matter if the same were to be issued by RBI on the date of consummation of such exchange, reclassification, merger, amalgamation, arrangement or consolidation (provided, that if pursuant to such transaction the holders of Class A Preferred Shares hold preference securities in a surviving entity, the equity of such surviving entity shall also comply with the requirements of this clause).

No other class or series of shares of RBI shall have or share any voting or consent rights with the holders of Class A Preferred Shares with respect to any special approval matter.

Ranking

So long as any Class A Preferred Shares are issued and outstanding, no other class or series of shares of RBI shall (i) rank equally with or senior to the Class A Preferred Shares in the payment of dividends and rank equally with, junior to or senior to the Class A Preferred Shares with respect to the distribution of assets on any liquidation, dissolution or winding up of RBI or (ii) rank equally with or senior to the Class A Preferred Shares with respect to the distribution of assets on any liquidation, dissolution or winding up of RBI and rank equally with, junior to or senior to the Class A Preferred Shares in the payment of dividends.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of RBI, whether voluntary or involuntary, holders of Class A Preferred Shares shall be entitled to receive for each Class A Preferred Share, out of the assets of RBI or proceeds thereof available for distribution to shareholders of RBI, and after satisfaction of all liabilities and obligations to creditors of RBI, before any distribution of such assets or proceeds is made to or set aside for the holders of our common shares, junior shares or any other shares of RBI ranking junior to the Class A Preferred Shares as to such distribution, payment in full in cash in an amount equal to the sum of (i) for Class A Preferred Shares that have not been redeemed, a price of 109.9% of the purchase price per Class A Preferred Share (the “Call Amount”), plus (ii) for all Class A Preferred Shares, the accrued and unpaid dividends per share, including any and all past due dividends and additional dividends on such past due dividends, in each case, whether or not declared, to each date of payment, and unpaid make-whole dividends for all prior fiscal years and a final make-whole dividend payment, as well as past due dividends in respect thereof and amounts accrued thereon, in each case, whether or not declared. If such liquidation preference is paid in full on all Class A Preferred Shares the holders of other shares of RBI shall be entitled to receive all remaining assets of RBI (or proceeds thereof) according to their respective rights and obligations.

Transfer

The Class A Preferred Shares are subject to restrictions on transfer. Berkshire has agreed in the securities purchase agreement that, until the fifth anniversary of the closing of the Transactions, it may not transfer the Class A Preferred Shares without the consent of the holders of at least 25% of our common shares (except to a subsidiary in which it owns at least 80% of the equity interests). On or after such fifth anniversary, Berkshire (or any such subsidiary) may transfer the Class A Preferred Shares provided that any such transfer must be in minimum increments of at least $600,000,000 of aggregate liquidation value.

The Partnership

Management: The General Partner

RBI is the sole general partner (the “General Partner”) of Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of the Company (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”) and manages all of Partnership’s operations and activities in accordance with the partnership agreement. Subject to the terms of the partnership agreement and the Ontario Limited Partnerships Act, the General Partner has the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of Partnership. The partnership agreement provides that, where the General Partner is granted discretion under the partnership agreement in managing Partnership’s operations and activities, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of, or factors affecting, Partnership, and will not be subject to any other standards imposed by the partnership agreement, any other agreement, the Ontario Limited Partnerships Act or any other law. Despite the foregoing, the General Partner will only be able to take certain actions (as set forth in the partnership agreement) if the same are approved, consented to or directed by the Conflicts Committee.

Capital Structure of Partnership

The capital of Partnership consists of three classes of units: the Class A common units (“common units”), the preferred units and the Class B exchangeable limited partnership units (“Partnership exchangeable units”). The interest of General Partner is represented by common units and preferred units. The interests of the limited partners are represented by the Partnership exchangeable units.

The Partnership Exchangeable Units

Summary of Economic and Voting Rights

The Partnership exchangeable units are intended to provide economic rights that are substantially equivalent, and voting rights with respect to RBI that are equivalent, to the corresponding rights afforded to holders of our common shares. Under the terms of the partnership agreement, the rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units include the following:

•	From and after December 12, 2015, the Partnership exchangeable units will be exchangeable at any time, at the option of the holder (the “exchange right”), on a one-for-one basis for common shares of RBI (the “exchanged shares”), subject to our right as the general partner (subject to the approval of the Conflicts Committee in certain circumstances) to determine to settle any such exchange for a cash payment in lieu of our common shares. If we elect to make a cash payment in lieu of issuing common shares, the amount of the cash payment will be the VWAP of our common shares on the NYSE for the 20 consecutive trading days ending on the last business day prior to the exchange date (the “exchangeable units cash amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Partnership exchangeable units exercising the exchange right no later than ten business days prior to the exchange date.

•	If a dividend or distribution has been declared and is payable in respect of a RBI common share, Partnership will make a distribution in respect of each Partnership exchangeable unit in an amount equal to the dividend or distribution in respect of a common share. The record date and payment date for distributions on the Partnership exchangeable units will be the same as the relevant record date and payment date for the dividends or distributions on our common shares.

•	If we issue any common shares in the form of a dividend or distribution on the RBI common shares, Partnership will issue to each holder of Partnership exchangeable units, in respect of each exchangeable unit held by such holder, a number of Partnership exchangeable units equal to the number of common shares issued in respect of each common share.

•	If we issue or distribute rights, options or warrants or other securities or assets of RBI to all or substantially all of the holders of our common shares, Partnership is required to make a corresponding distribution to holders of the Partnership exchangeable units.

•	No subdivision or combination of our outstanding common shares is permitted unless a corresponding subdivision or combination of Partnership exchangeable units is made.

•	We and our Board of Directors are prohibited from proposing or recommending an offer for our common shares or for the Partnership exchangeable units unless the holders of the Partnership exchangeable units and the holders of RBI common shares are entitled to participate to the same extent and on equitably equivalent basis.

•	Upon a dissolution and liquidation of Partnership, if Partnership exchangeable units remain outstanding and have not been exchanged for our common shares, then the distribution of the assets of Partnership between holders of our common shares and holders of Partnership exchangeable units will be made on a pro rata basis based on the numbers of common shares and Partnership exchangeable units outstanding. Assets distributable to holders of Partnership exchangeable units will be distributed directly to such holders. Assets distributable in respect of our common shares will be distributed to us. Prior to this pro rata distribution, Partnership is required to pay to us sufficient amounts to fund our expenses or other obligations (to the extent related to our role as the general partner or our business and affairs that are conducted through Partnership or its subsidiaries) to ensure that any property and cash distributed to us in respect of the RBI common shares will be available for distribution to holders of RBI common shares in an amount per share equal to distributions in respect of each Partnership exchangeable unit. The terms of the Partnership exchangeable units do not provide for an automatic exchange of Partnership exchangeable units into RBI common shares upon a dissolution or liquidation of Partnership or RBI.

•	Approval of holders of the Partnership exchangeable units is required for an action (such as an amendment to the Partnership agreement) that would affect the economic rights of an exchangeable unit relative to a RBI common share.

The holders of Partnership exchangeable units are indirectly entitled to vote in respect of matters on which holders of our common shares are entitled to vote, including in respect of the election of our directors, through a special voting share of RBI. The special voting share is held by a trustee, entitling the trustee to that number of votes on matters on which holders of RBI common shares are entitled to vote equal to the number of Partnership exchangeable units outstanding. The trustee is required to cast such votes in accordance with voting instructions provided by holders of Partnership exchangeable units. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of an exchangeable unit as to voting, will not exercise those votes. Except as otherwise required by the partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting.

A more detailed description of certain economic, voting and other rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units follows below. For more details, see our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC which is incorporated herein by reference.

Voting Rights of Holders of Partnership Exchangeable Units and Statutory Rights with Respect to RBI

Voting Rights with Respect to RBI

Under the voting trust agreement, RBI has issued one special voting share to the trustee for the benefit of the holders of Partnership exchangeable units (other than RBI and its subsidiaries). The special voting share has the number of votes, which may be cast by the trustee at any meeting at which the holders of our common shares are entitled to vote or in respect of any written consent sought by us from holders of our common shares, equal to the then outstanding number of Partnership exchangeable units (other than Partnership exchangeable units held by RBI and its subsidiaries). Each holder of a Partnership exchangeable unit (other than RBI and its subsidiaries) on the record date for any meeting or shareholder consent at which holders of our common shares are entitled to vote is entitled to instruct the trustee to exercise the votes attached to the special voting share for each Partnership exchangeable unit held by the exchangeable unitholder. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder of Partnership exchangeable units and, in the absence of instructions from a holder of a Partnership exchangeable unit as to voting, will not exercise those votes. A holder of Partnership exchangeable units may, upon instructing the trustee, obtain a proxy from the trustee entitling such holder to vote directly at the meeting the votes attached to the special voting share to which the holder of Partnership exchangeable units is entitled.

Notwithstanding the foregoing, in the event that under applicable law any matter requires the approval of the holder of record or the special voting share, voting separately as a class, the trustee will, in respect of such vote, exercise all voting rights: (i) in favor of the relevant matter where the result of the vote of the our common shares, the Class A Preferred Shares and the special voting share, voting together as a single class on such matter, was the approval of such matter; and (ii) against the relevant matter where the result of such combined vote was against the relevant matter, provided that in the event of a vote on a proposal to amend our articles to: (x) effect an exchange, reclassification or cancellation of the special voting share, or (y) add, change or remove the rights, privileges, restrictions or conditions attached to the special voting share, in either case, where the special voting share is permitted or required by applicable law to vote separately as a single class, the trustee will exercise all voting rights for or against such proposed amendment based on whether it has been instructed to cast a majority of the votes for or against such proposed amendment.

The voting trust agreement provides that the trustee will mail or cause to be mailed (or otherwise communicate) to the holders of Partnership exchangeable units the notice of each meeting at which the holders of our common shares are entitled to vote, together with the related materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting share, on the same day as we mail (or otherwise communicate) the notice and materials to the holders of our common shares.

Statutory Rights with Respect to RBI

Wherever and to the extent that the CBCA confers a prescribed statutory right on a holder of voting shares, we have agreed that the holders of Partnership exchangeable units (other than RBI and its subsidiaries) are entitled to the benefit of such statutory rights through the trustee, as the holder of record of the special voting share. The prescribed statutory rights set out in the voting trust agreement include rights provided for in sections 21, 103(5), 137, 138(4), 143, 144, 175, 211, 214, 229, 239 and 241 of the CBCA. Upon the written request of a holder of Partnership exchangeable units delivered to the trustee, provided that certain conditions are satisfied, RBI and the trustee will cooperate to facilitate the exercise of such statutory rights on behalf of such holder so entitled to instruct the trustee as to the exercise thereof, such exercise of the statutory right to be treated, to the maximum extent possible, on the basis that such holder was the registered owner of the RBI common shares receivable upon the exchange of the Partnership exchangeable units owned of record by such holder.

Offers for Units or Shares

The partnership agreement contains provisions to the effect that if a take-over bid is made for all of the outstanding Partnership exchangeable units and not less than 90% of the Partnership exchangeable units (other than units of Partnership held at the date of the take-over bid by or on behalf of the offeror or its associates or associates) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Partnership exchangeable units held by unitholders who did not accept the offer on the terms offered by the offeror. The partnership agreement further provides that for so long as Partnership exchangeable units remain outstanding, (i) we will not propose or recommend a formal bid for our common shares, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of Partnership exchangeable units are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of our common shares, and (ii) we will not propose or recommend a formal bid for Partnership exchangeable units, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of our common shares are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of Partnership exchangeable units. A holder of Partnership exchangeable units will not be entitled to exchange its Partnership exchangeable units into our common shares pursuant to the exchange right (described above) prior to December 12, 2015 (the one year anniversary of the date of the effective time of the merger in connection with the Transactions). As a result, if a bid with respect to our common shares was made in that one year period, a holder of Partnership exchangeable units could not participate in that bid unless it was proposed or recommended by our Board of Directors or was otherwise effected with the consent or approval of our Board of Directors. Canadian securities regulatory authorities may intervene in the public interest (either on application by an interested party or by staff of a Canadian securities regulatory authority) to prevent an offer to holders of our common shares, Class A Preferred Shares or Partnership exchangeable units being made or completed where such offer is abusive of the holders of one of those security classes that are not subject to that offer.

Description of Debt Securities

The debt securities will be our unsecured direct obligations. The debt securities may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indenture and the debt securities to be issued under any indenture are summaries of certain anticipated provisions of the indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and the debt securities.

General

We have filed with this registration statement a form of indenture relating to our senior securities and a form of indenture relating to our senior subordinated securities and subordinated securities. Our senior debt securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated, including but not limited to our 2015 Senior Notes and 2014 Senior Notes. While such senior debt securities rank equally and ratably with our other indebtedness that is not subordinated, it is effectively junior to secured debt or debt on the level of our subsidiaries. If we issue subordinated debt securities, they will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other subordinated indebtedness. They may, however, also be subordinated in right of payment to senior subordinated securities. See “—Subordination.” We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities if other than the principal amount of the debt securities;

•	the rights evidenced by the securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities, or if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any retirement provisions;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	any provisions with respect to the kind and priority of liens securing the securities;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance reserves;

•	provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	provisions related to the modification of the terms of the security of the rights of shareholders;

•	any provisions regarding a trustee;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent, different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated and/or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment; and

•	the subordination provisions, if any, relating to the debt securities.

We may issue debt securities at less than the principal amount payable upon maturity (we refer to these securities as “original issue discount securities”). If material or applicable, we will describe in the applicable prospectus supplement special U.S. and Canadian federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest on and principal of and premium, if any, on any debt securities at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date to be fixed by the applicable trustee; or

•	in any other lawful manner, all as more completely described in the applicable indenture.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	Any other condition described in the applicable prospectus supplement.

Events of Default and Related Matters

Events of Default

The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred and has not been cured, the trustee or the holders of a significant portion in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is known as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notices and offer of indemnity. However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

We will set forth in the applicable prospectus supplement the terms and conditions upon which we can make changes to an indenture or the debt securities. There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Unanimous Approval

First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security; and

•	impair your right to sue for payment.

Changes Requiring a Majority Vote

The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described under “—Changes Requiring Unanimous Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance

We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	The current U.S. federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Description of Warrants

We may issue warrants for the purchase of our common shares or debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of ours in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Registration Rights

We have registration rights agreements with three of our shareholders. These are discussed below.

3G and Pershing Registration Rights Agreements

On June 19, 2012, in connection with the merger of Burger King Worldwide Holdings, Inc., with and into Justice Holdco LLC, and the transactions related thereto (the “BKW Holdings Merger”), Burger King Worldwide entered into separate registration rights agreements with 3G Special Situations Fund II, L.P. (“3G”) and with Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and William Ackman (collectively, the “Pershing Shareholders”), with respect to shares of Burger King Worldwide common stock purchased by 3G and the Pershing Shareholders in connection with the BKW Holdings Merger. In connection with the Transactions, we assumed the obligations under these registration rights agreements with respect to the registration of common shares of RBI issued and issuable upon exchange of Partnership exchangeable units to 3G and the Pershing Shareholders as a result of the Transactions.

Pursuant to such registration rights agreements, we have agreed, under certain circumstances, to file a shelf registration statement covering the resale of the common shares held by 3G and the Pershing Shareholders. In addition, each of 3G and the Pershing Shareholders has the right to demand that we file a registration statement covering the resale of the common shares held by 3G and the Pershing Shareholders, provided that the anticipated aggregate offering price to the public (before any underwriting discounts and commissions) is at least (x) $10.0 million in the case of a registration statement on Form S-3 or takedown offering from a shelf registration statement on Form S-3 and (y) $50.0 million in the case of other demands for registration. 3G and the Pershing Shareholders also have “piggyback” registration rights, pursuant to which they are entitled to notice if we propose to register our common shares for public sale, and will have the right to include their registrable securities in any such registration statement. These demand and piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

National Indemnity Company Registration Rights Agreement

On December 12, 2014, in connection with the Transactions, we entered into a registration rights agreement with National Indemnity Company, a wholly owned subsidiary of Berkshire Hathaway Inc. (“National Indemnity”), with respect to its common shares of RBI.

Pursuant to such registration rights agreement, we have agreed, under certain circumstances, to file a shelf registration statement covering the resale of the common shares held by National Indemnity. In addition, National Indemnity has the right to demand that we file a registration statement covering the resale of its common shares, provided that the amount of common shares included in such demand (i) would, if sold, yield at least $75.0 million ($50.0 million in the case of a takedown offering from an effective shelf registration statement on Form S-3) or (ii) constitutes all of the registrable common shares owned by National Indemnity. National Indemnity also has “piggyback” registration rights, pursuant to which it is entitled to notice if we propose to register our common shares for public sale, and will have the right to include their registrable securities in any such registration statement. These demand and piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Plan of Distribution

We may sell our securities, and any selling shareholder may sell common shares, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to investors, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers or agents participating in the distribution and, as applicable, the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

If selling shareholders are offering common shares pursuant to a prospectus supplement, will also include the following:

•	the name or names of the selling shareholders;

•	the amount of shares to be sold by each selling shareholder and the proceeds from such sales; and

•	any additional terms, including lock-up provisions, that may be placed on the participating selling shareholders in connection with their sale of securities in the offering.

If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We or any selling shareholder may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the common shares owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

We or any selling shareholder may also sell common shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into or exchangeable for or represents beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third party may use securities received under those sale, forward sale or derivative arrangements or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Neither we, any selling shareholder nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the common shares which are listed on the NYSE and the TSX, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, FL and by Torys LLP.

Experts

The consolidated financial statements of Restaurant Brands International Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Tim Hortons Inc. and subsidiaries as of December 29, 2013 and December 30, 2012 and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 29, 2013 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 29, 2013, incorporated in this registration statement by reference to Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013 have been so incorporated in reliance upon the report of PricewaterhouseCoopers, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information; Incorporation By Reference

We file annual, quarterly and special reports with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the Commission.

We incorporate by reference into this prospectus the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus supplement:

Commission Filing (File No. 001-36786)	Period Covered or Date of Filing
Annual Report on Form 10-K, except for Item 8 which is superseded by our Current Report on Form 8-K filed with the Commission on December 3, 2015	Year Ended December 31, 2014

Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2015, June 30, 2015 and September 30, 2015

Current Reports on Form 8-K	December 12, 2014 (as amended by Form 8-K/A filed with the Commission on February 24, 2015), April 27, 2015, May 15, 2015, May 19, 2015, May 26, 2015, June 19, 2015, September 29, 2015 and December 3, 2015

Description of our common shares and any amendment or report filed for the purpose of updating such description	Form 8-K12B filed on December 15, 2014 (File No. 001-36786) and Form S-4, as amended (File No. 333-198769)

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act	After the date of this prospectus

In addition, we incorporate by reference into this prospectus the Tim Hortons Annual Report on Form 10-K (File No. 001-32843) for the fiscal year ended December 29, 2013, filed with the Commission on February 25, 2014, as amended by the amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 29, 2013, filed with the Commission on March 21, 2014.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Restaurant Brands International, Inc.
226 Wyecroft Road
Oakville, Ontario L6K 3X7
Phone: (905) 845-6511
Phone: (561) 995-7670

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

We maintain an internet website at http://www.rbi.com, which contains information relating to us and our business. We do not incorporate the information on our internet website by reference.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

17,542,410 shares

Restaurant Brands International Inc.

Common shares

Prospectus supplement

Morgan Stanley

                , 2015.